                           Registration No. 333-30401

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                            PEROT SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                         75-2230700
    ------------------------------                          ---------------
   (State or Other Jurisdiction of                         (I.R.S. Employer
    Incorporation or Organization)                       Identification Number)

                            12404 PARK CENTRAL DRIVE
                               DALLAS, TEXAS 75251
    (Address, Including Zip Code, of Registrant's Principal Executive Office)

                  1991 STOCK OPTION PLAN, RESTRICTED STOCK PLAN
                    1996 ADVISOR AND CONSULTANT STOCK OPTION/
                         RESTRICTED STOCK INCENTIVE PLAN
                    1996 NON-EMPLOYEE DIRECTOR STOCK OPTION/
                         RESTRICTED STOCK INCENTIVE PLAN
              ADVISOR STOCK OPTION/RESTRICTED STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                                PETER A. ALTABEF
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            PEROT SYSTEMS CORPORATION
                            12404 PARK CENTRAL DRIVE
                               DALLAS, TEXAS 75251
                                 (972) 340-5000
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

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                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM
         TITLE OF SECURITIES              AMOUNT TO BE      OFFERING PRICE        AGGREGATE           AMOUNT OF
           TO BE REGISTERED                REGISTERED          PER SHARE        OFFERING PRICE     REGISTRATION FEE
---------------------------------------  --------------    -----------------   -----------------   ----------------
   Common Stock, par value $.01 per       60,000,000(2)           (3)                (3)                 (3)
               share(1)
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

(1) An aggregate of 74,000,000 shares of Common Stock are issuable pursuant to the 1991 Stock Option Plan, the Restricted Stock Plan, the 1996 Advisor and Consultant Stock Option/Restricted Stock Incentive Plan, and the Advisor Stock Option/Restricted Stock Incentive Plan and 800,000 shares of Common Stock are issuable pursuant to the 1996 Non-Employee Director Stock Option/Restricted Stock Incentive Plan.

(2) Includes 30,000,000 shares of Common Stock originally registered pursuant to the Company's Registration Statement on Form S-8 (File No. 333-30401) as filed with the Securities and Exchange Commission on June 30, 1997, and 30,000,000 shares of Common Stock hereby registered pursuant to Rule 416(b) under the Securities Act of 1933, as amended, in connection with the Registrant's stock dividend of one share of Common Stock for each share of Common Stock outstanding on January 5, 1999.

(3) The registration fee was paid and the information relating to its calculation was previously provided with the Company's Registration Statement on Form S-8 (File No. 333-30401) as filed with the Securities and Exchange Commission on June 30, 1997.

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 to Registration Statement No. 333-30401 (the "Registration Statement") of Perot Systems Corporation, a Delaware corporation (the "Company") is filed by the Company pursuant to Rule 416(b) under the Securities Act of 1933, as amended, to reflect the increase in the number of shares of the Company's Class A common stock, $.01 par value, registered under the Registration Statement as the result of a two-for-one stock split effected pursuant to a stock dividend of one share of common stock for each share of common stock outstanding on January 5, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Perot Systems Corporation (the "Company") are incorporated herein by reference:

          (1) Annual Report of the Company on Form 10-K for the year ended December 31, 1998 (the "Annual Report");

          (2) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report; and

          (3) The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A (File No. 001-14773) filed with the Commission on January 21, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and

          (4) The description of Rights to Purchase Series A and Series B Junior Participating Preferred Stock associated with the Common Stock set forth in the Company's Registration Statement on Form 8-A (File No. 000-22495) filed with the Commission on February 18, 1999 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or are otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an officer or a director of the Company or is or was serving at the request of the Company as a director or an officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that the Company shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors. The right to indemnification includes the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the DGCL for officers and directors.

         DGCL Section 145 provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, agent, or employee of the Company or who is or was serving at the Company's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding. The power to indemnify applies
(a) if such person is successful on the merits or otherwise in defense of any action, suit, or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

         The indemnification provisions contained in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors, or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

      4.1 Form of Rights Agreement (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Company's Registration Statement on Form S-1, Registration No. 333-60755)

      4.2 Form of Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Company's Registration Statement on Form S-1, Registration No. 333-60755)

      5* Opinion of Hughes & Luce, L.L.P., regarding the legality of the securities being registered

      23.1* Consent of PricewaterhouseCoopers LLP

      23.2* Consent of Hughes & Luce, L.L.P. (included in the opinion filed as
            Exhibit 5 hereto)

      24 Power of Attorney (incorporated by reference to Exhibit 24 to the Company's Registration Statement on Form S-8, Registration No. 333-30401)

------------------

      *Filed herewith

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

                         (i) To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                         (iii) To include any material information with respect
                    to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

         provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on this 10th day of February, 2000.


                                                 PEROT SYSTEMS CORPORATION


                                                 By: /s/ TERRY ASHWILL
                                                    ---------------------------
                                                 Name:  Terry Ashwill
                                                 Title: Vice President and
                                                        Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 10th day of February, 2000.

                  SIGNATURE                                       TITLE                               DATE
                  ---------                                       -----                               ----
            /s/ ROSS PEROT                       Chairman, President, and Chief Executive      February 10, 2000
----------------------------------------         Officer
               Ross Perot

            /s/ TERRY ASHWILL                    Vice President, Chief Financial Officer,      February 10, 2000
----------------------------------------         and Principal Accounting Officer
              Terry Ashwill

            /s/ JAMES CHAMPY                     Vice President and Director                   February 10, 2000
----------------------------------------
              James Champy

            /s/ STEVEN BLASNIK                   Director                                      February 10, 2000
----------------------------------------
              Steven Blasnik

           /s/ WILLIAM K. GAYDEN                 Director                                      February 10, 2000
----------------------------------------
             William K. Gayden

             /s/ CARL HAHN                       Director                                      February 10, 2000
----------------------------------------
               Carl Hahn

            /s/ ROSS PEROT, JR.                  Director                                      February 10, 2000
----------------------------------------
              Ross Perot, Jr.

*By:
    ------------------------------------
     Terry Ashwill as Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
--------                      ----------------------
      4.1   Form of Rights Agreement (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Company's Registration Statement on Form
            S-1, Registration No. 333-60755)

      4.2   Form of Certificate of Designation, Preferences, and Rights of
            Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Company's
            Registration Statement on Form S-1, Registration No. 333-60755)

      5* Opinion of Hughes & Luce, L.L.P., regarding the legality of the securities being registered

      23.1* Consent of PricewaterhouseCoopers LLP

      23.2* Consent of Hughes & Luce, L.L.P. (included in the opinion filed as
            Exhibit 5 hereto)

      24 Power of Attorney (incorporated by reference to Exhibit 24 to the Company's Registration Statement on Form S-8, Registration No.
            333-30401)

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      *Filed herewith